UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 24, 2015
(Date of earliest event reported)

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
(Exact name of issuing entity)

Bank of America, National Association

UBS Real Estate Securities Inc.
(Exact name of sponsor as specified in its charter)

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-201743-01	56-1950039
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Bryant Park New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 646-855-3953

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 24, 2015, Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2015 (the “Pooling and Servicing Agreement”), among the Registrant, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, U.S. Bank National Association, as trustee, certificate administrator, certificate registrar, authenticating agent, custodian, and Pentalpha Surveillance LLC, as trust advisor, of Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7, Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7 (the “Certificates”).  The Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D Certificates (collectively, the “Publicly Offered Certificates”) were sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Drexel Hamilton, LLC, as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of September 14, 2015, among the Registrant, Bank of America, National Association (“BANA”) and the Underwriters.

On September 14, 2015, the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G, Class H, Class V or Class R Certificates (collectively, the “Privately Offered Certificates”) were sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of September 14, 2015, among the Registrant, BANA and the Initial Purchasers.  The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7, a common law trust fund formed on September 24, 2015 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement.  The Issuing Entity’s primary assets are forty-two (42) fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on fifty-seven (57) commercial, multifamily and manufactured housing community properties.  The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Bank of America, National Association and UBS Real Estate Securities Inc.

On September 24, 2015, the Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal amount of $703,324,000. The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $4,814,389, were approximately $766,779,093. Of the expenses paid by the Registrant, $210,582 were paid to or for the Underwriters and $4,603,807 were other expenses. All of the foregoing expense amounts are the Depositor’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale.

Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (Filing Date September 24, 2015) (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus Supplement, dated September 14, 2015, to the accompanying Prospectus, dated September 14, 2015.  The related registration statement (file no. 333-201743) was originally declared effective on February 26, 2015.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit 5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated September 24, 2015.

Exhibit 8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated September 24, 2015 (included as part of Exhibit 5).

Exhibit 23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2015	BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC. (Registrant)

By:	/s/ Leland F. Bunch, III
Name: Leland F. Bunch, III Title: Senior Vice President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated September 24, 2015.	(E)
8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated September 24, 2015 (included as part of Exhibit 5).	(E)
23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).	(E)

Exhibit 5